Exhibit 24.1

CARDINAL INFRASTRUCTURE GROUP INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy Spivey, Mike Rowe and Tiffany Gidley, and each of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, each of the undersigned has set his or her hand this 10th day of June, 2026.

/s/ Jeremy Spivey
Jeremy Spivey

/s/ Richard M. Lee
Richard M. Lee

/s/ Austin J. Shanfelter
Austin J. Shanfelter

/s/ Richard B. Wimmer
Richard B. Wimmer

/s/ Anthony L. Wood
Anthony L. Wood

/s/ Ivy Zelman
Ivy Zelman